UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1 )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             THE RIGHT START, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:








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











                              THE RIGHT START, INC.
                       5388 Sterling Center Drive, Unit C
                       Westlake Village, California 91361


                                  June 4, 2001

Dear Shareholders:

     Our Annual Meeting of Shareholders will be held on June 29, 2001, at 9:00 a.m., at The Right Start, Inc. retail store located at 13413 Ventura Boulevard, Sherman Oaks, California 91423. We urge you to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key personnel responsible for the management of your Company, to show you a Right Start retail store and to answer any questions you may have.

     The formal Notice of Meeting, the Proxy Statement and the proxy card are enclosed. A copy of the Annual Report to Shareholders describing our operations during the fiscal year ended February 3, 2001, is also enclosed.

     We hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

     If you have shares in more than one name or if your stock is registered in more than one way, you may receive more than one copy of the proxy materials. If so, please sign and return each of the proxy cards you receive so that all of your shares may be voted. We look forward to meeting you at the June 29, 2001, Annual Meeting of Shareholders.


                                Very truly yours,


                                /s/ Jerry R. Welch
                                Jerry R. Welch
                                Chairman of the Board, President
                                and Chief Executive Officer





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





                              THE RIGHT START, INC.
                       5388 Sterling Center Drive, Unit C
                       Westlake Village, California 91361

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               -------------------

                            To Be Held June 29, 2001

     The Annual Meeting of The Right Start, Inc. will be held at our retail store located at 13413 Ventura Boulevard, Sherman Oaks, California on June 29, 2001, at 9:00 a.m. for the following purposes:

     1. To elect seven (7) directors to hold office until the next annual meeting and until their successors are elected;

     2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending February 2, 2002 (Proposal 1);

     3. To approve a proposed amendment to our 1991 Employee Stock Option Plan increasing the maximum aggregate number of shares of our common stock subject to the plan from 1,050,000 to 2,300,000 shares, an increase of 1,250,000 shares (Proposal 2);

     4. To approve a proposed amendment to our 1995 Non-Employee Director Plan increasing the maximum aggregate number of shares of our common stock subject to the plan from 275,000 to 375,000 shares, an increase of 100,000 shares (Proposal
3); and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on May 25, 2001, is the date of record for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     All shareholders are urged to attend the meeting in person or by proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PREPAID RETURN ENVELOPE. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                By Order of The Board of Directors


                                /s/ Raymond P. Springer
                                Raymond P. Springer
                                Secretary

Westlake Village, California
June 4, 2001

                              THE RIGHT START, INC.
                                  ------------

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Solicitation and Revocation of Proxies

     The enclosed proxy ("Proxy") is solicited by and on behalf of the Board of Directors ("Board of Directors") of The Right Start, Inc. for use in connection with our Annual Meeting of Shareholders to be held on June 29, 2001, at 9:00 a.m. and at any and all adjournments thereof.

     The persons named as proxies were designated by our Board of Directors and our officers or directors. Any Proxy may be revoked or superseded by executing a proxy bearing a later date or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. All Proxies that are properly completed, signed and returned to us prior to the meeting, and not subsequently revoked, will be voted in accordance with the instructions given in the Proxy. If a choice is not specified in the Proxy, the Proxy will be voted FOR the election of the director nominees listed below and FOR Proposal 1 to ratify the appointment of Arthur Andersen LLP as our independent auditors, FOR Proposal 2 to approve a proposed amendment to our 1991 Employee Stock Option Plan (the "1991 Plan") increasing the maximum aggregate number of shares of our common stock subject to the 1991 Plan, and FOR Proposal 3 to approve a proposed amendment to our 1995 Non-Employee Director Stock Option Plan (the "1995 Plan") increasing the maximum aggregate number of shares of our common stock subject to the 1995 Plan. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions from you as to how to vote on those proposals (so-called "broker non-votes") are considered "share present" for purposes of determining whether a quorum exists. However, broker non-votes are not considered to be shares voted and will not affect the outcome of the vote.

     This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about June 4, 2001. The entire cost of the solicitation of proxies will be borne by us. Expenses will also include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of our common stock. It is contemplated that this solicitation will be primarily by mail. In addition, some of our officers, directors and employees may solicit proxies personally or by telephone, facsimile, telegraph or cable, but will not be compensated for such solicitation.

Voting at the Meeting

     Shares of our common stock constitute the only class of securities entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on May 25, 2001, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of April 20, 2001, there were 5,614,175 shares of our common stock issued and outstanding, each share being entitled to one vote on each matter to be voted upon, except that voting for directors may be cumulative. A shareholder intending to cumulate votes for directors must notify us of such intention at the meeting prior to commencement of the voting for directors. If any shareholder has given such notice, every shareholder attending the meeting may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among two or more candidates. A shareholder who is not in attendance at the meeting may not invoke cumulative voting.

     Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed Proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the Board's nominees to the Board of Directors as possible.

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

     The election of directors will require the affirmative vote of a plurality of the shares of common stock voting in person or by proxy at the Annual Meeting. The approval of Proposal 1, Proposal 2 and Proposal 3 will require the affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on such proposal.

                      PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information, as of April 20, 2001, with respect to all those known by us to be the beneficial owners of more than 5% of our outstanding common stock, each director who owns shares of common stock, each executive officer named in the Summary Compensation Table (each a "Named Executive Officer"), and all our directors and executive officers as a group.
--------------------------------------------------------------------------------

Name and Address                  Amount and Nature of        Percent
Owner (1)                         Beneficial Ownership        of
                                  Common Stock                Class
--------------------------------------------------------------------------------

Richard A. Kayne (2)              5,784,357                   62.12%
Kayne Anderson Investment
Management, Inc.
1800 Avenue of the Stars
Second Floor
Los Angeles, CA  90067

Fred Kayne (3)                    1,357,300                   21.2%
Fortune Fashions
6501 Flotilla Street
Commerce, CA  90040

J. Carlo Cannell (4)                318,600                    5.7%
Cannell Capital Management
600 California Street
San Francisco, CA 94108

Howard Kaplan                       305,000                    5.4%
99 Chauncy Street
Boston, MA  02111

Lloyd I. Miller, III (5)            533,900                    6.8%
4550 Gordon Drive
Naples, FL 34102

Marilyn Platfoot  (6)                77,803                    1.4%
5388 Sterling Center Drive, Unit C
Westlake Village, CA 91361

Andrew Feshbach (7)                  44,613                     *
Big Dog Sportswear
121 Gray Avenue, Suite 300
Santa Barbara, CA  93101

Robert R. Hollman (7)                37,230                     *
Hollman Property Company
1801 Avenue of the Stars
Suite 444
Los Angeles, CA  90067

Jerry R. Welch (7) (8)              220,002                    3.8%
Kayne Anderson Investment
Management, Inc.
1800 Avenue of the Stars
Second Floor
Los Angeles, CA  90067

Howard M. Zelikow (7) (8)            86,813                    1.5%
Kayne Anderson Investment
Management, Inc.
1800 Avenue of the Stars
Second Floor
Los Angeles, CA  90067

Ronald J. Blumenthal (9)             63,418                    1.1%
5388 Sterling Center Drive, Unit C
Westlake Village, CA  91361

Jill Higgins (10)                    60,000                    1.1%
101531/2Riverside Drive #598
Toluca Lake, CA 91602

Gerald E. Mitchell (11)             102,732                    1.8%
5388 Sterling Center Drive, Unit C
Westlake Village, CA  91361

Raymond P. Springer                   -0-                       *
5388 Sterling Center Drive, Unit C
Westlake Village, CA  91361

Kendrick F. Royer (12)                -0-                       *
5388 Sterling Center Drive, Unit C
Westlake Village, CA  91361

All executive officers and        7,834,269                   72.8%
directors as a group as a
group (ten persons) (13)
-------------

  * Less than one percent.

(1) Except as otherwise noted below, the persons named in the table have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) The 5,784,357 shares include (i) 618,440 shares held directly by Mr. Kayne (including 57,420 shares which may be acquired within 60 days upon exercise of options, 250,000 which may be acquired upon conversion of the Series D Preferred Stock and 50,000 shares which may be acquired upon exercise of Warrants issued in connection with the Series D Preferred Stock) and (ii) 5,165,917 shares held in accounts managed by Kayne Anderson Capital Advisors, L.P. ("KA Capital"), a registered investment adviser (including 399,999 shares which may be acquired upon conversion of the Series B

     Preferred Stock and 1,691,650 shares which may be acquired upon conversion of the Series C Preferred Stock and 1,263,155 shares which may be acquired upon conversion of the Senior Subordinated Notes). Mr. Kayne has sole voting and dispositive power over the shares he holds directly. He has shared voting and dispositive power along with Kayne Anderson Investment Management, Inc. ("KAIM, Inc."), the general partner of KA Capital, over the remaining shares. Mr. Kayne is the President, Chief Executive Officer and a Director of KAIM, Inc., and the principal stockholder of its parent company. The shares held by managed accounts of KA Capital include the following shares held by investment funds for which KA Capital serves as general partner or manager: 1,440,574 shares held by Kayne, Anderson Non-Traditional Investments, L.P. (including 50,000 shares which may be acquired upon conversion of the Series B Preferred Stock, 465,200 shares which may be acquired upon conversion of the Series C Preferred Stock and 315,750 shares which may be acquired upon conversion of the Senior Subordinated Notes); 1,146,778 shares held by ARBCO Associates, L.P. (including 50,000 shares which may be acquired upon conversion of the Series B Preferred Stock, 465,200 shares which may be acquired upon conversion of the Series C Preferred Stock and 631,500 shares which may be acquired upon conversion of the Senior Subordinated Notes); 1,647,886 shares held by Kayne Anderson Diversified Capital Partners, L.P. (including 133,333 shares which may be acquired upon conversion of the Series B Preferred Stock, 465,200 shares which may be acquired upon conversion of the Series C Preferred Stock and 189,450 shares which may be acquired upon conversion of the Senior Subordinated Notes); 551,460 shares held by Kayne Anderson Capital Partners, L.P. (including 91,667 shares which may be acquired upon conversion of the Series B Preferred Stock, 211,450 shares which may be acquired upon conversion of the Series C Preferred Stock and 126,300 shares which may be acquired upon conversion of the Senior Subordinated Notes); 197,100 shares held by Kayne Anderson Offshore Limited (including 75,000 shares which may be acquired upon conversion of the Series B Preferred Stock and 84,600 shares which may be acquired upon conversion of the Series C Preferred Stock) and 182,119 shares managed in other accounts. KA Capital disclaims beneficial ownership of the shares reported, except those shares attributable to it by virtue of its general partner interests in the limited partnerships holding such shares. Mr. Kayne disclaims beneficial ownership of the shares reported, except those shares held by him directly or attributable to him by virtue of his limited and general partner interests in such limited partnerships and by virtue of his indirect interest through the interest of KAIM, Inc. in such limited partnerships. The foregoing is based on information provided by Mr. Kayne and KA Capital to us as of April 20, 2001 and their 13D/A filed January 8, 2001.

(3) Of the 1,357,300 shares beneficially owned, 890,107 shares are held directly by Mr. Kayne (including 57,420 shares which may be acquired within 60 days upon exercise of options, 83,333 shares may be acquired upon conversion of Series B Preferred Stock and 175,000 shares may be acquired upon conversion of Series C Preferred Stock). Fortune Twenty-Fifth, Inc., a corporation of which Mr. Kayne is the sole stockholder, may acquire 400,000 shares of our common stock upon conversion of Series D Convertible Preferred Stock and 80,000 shares upon exercise of warrants issued in connection with the issuance of the Series D Convertible Preferred Stock. The foregoing is based on information provided by Mr. Kayne to us as of April 20, 2001and his 13D/A filed December 11, 2000.

(4) According to a Schedule 13G filed on February 15, 2000, other members of the reporting group are Tonga Partners, LP, The George S. Sarlo 1995 Charitable Remainder Trust, The Cuttyhunk Fund Limited, Goldman Sachs and Anegada Fund, Ltd.

(5) According to a Schedule 13G filed on February 14, 2001, Mr. Miller shares dispositive and voting power on 152,250 shares of the reported securities as an adviser to the trustee of certain family trusts, and Mr. Miller has sole voting and dispositive power on 381,650 of the reported securities owned by him personally and/or as the manager of a limited liability company that is the general partner of a limited partnership.

(6) Includes currently exercisable options to purchase 77,500 shares of common stock and 303 and 97 vested shares held by our Employee Stock Purchase Plan and Employee Stock Ownership Plan, respectively, for the benefit of Ms. Platfoot. Excludes 185 and 64 unvested shares held by our Employee Stock Purchase Plan and Employee Stock Ownership Plan, respectively.

(7) All shares consist of currently exercisable options to purchase common stock.

(8) Messrs. Welch and Zelikow are officers and Managing Directors of KAIM,Inc.; however, they disclaim beneficial ownership with respect to shares held by KAIM, Inc. or any of its affiliates.

(9) Includes currently exercisable stock options to purchase 62,500 shares of common stock and 919 vested shares held by our Employee Stock Ownership Plan for the benefit of Mr. Blumenthal.

(10) Includes 50,000 shares which may be acquired upon conversion of the Series D Preferred Stock and 10,000 shares which may be acquired upon exercise of warrants issued in connection with the Series D Preferred Stock.

(11) Includes 25,128 shares, options exercisable within 60 days to purchase 77,500 shares of common stock and 104 shares held by our Employee Stock Ownership Plan for the benefit of Mr. Mitchell. Mr. Mitchell terminated his employment with us in March 2001.

(12) Mr. Royer terminated his employment with us on April 13, 2001.

(13) Includes options and common stock beneficially owned by executive officers and directors.


                               EXECUTIVE OFFICERS

     Our executive officers are as follows:

                                                                   Executive
Name                   Age   Position                              Officer Since


Jerry R. Welch         50    Chairman of the Board,                1996
                             President and Chief
                             Executive Officer

Raymond P. Springer    50    Executive Vice President and          2000
                             Chief Financial Officer

Marilyn Platfoot       46    Executive Vice President, Retail      1996

Ronald J. Blumenthal   55    Senior Vice President, Real Estate    1994

Jon Kubo               43    Senior Vice President and             2000
                             Chief Technology Officer

Gerald E. Mitchell     46    Executive Vice President,             1996
                             Merchandising (*)

Kendrick F. Royer      37    Senior Vice President and             2000
                             General Counsel (*)
------------

(*) Mr. Mitchell terminated his employment with us March 20, 2001; Mr. Royer terminated his employment with us on April 13, 2001.

     All officers serve at the discretion of the Board of Directors.

Business Experience of Executive Officers

     JERRY R. WELCH became our Chief Executive Officer in March 1996, assumed the position of President in September 1996 and has served as Chairman of the Board since August 1995. Mr. Welch has served as President and Chief Executive Officer of RightStart.com since April 1999. Mr. Welch also serves as an officer and a Managing Director of Kayne Anderson Investment Management, Inc. and has served in such capacity since January 1993. Mr. Welch held the positions of Chairman of the Board from April 1993 to September 1999 and Chief Executive Officer from August 1994 to September 1999 of Glacier Water Services, Inc., a retailer of vended water. Mr. Welch continues to serve as a member of the board of directors of Glacier Water Services, Inc. and has served in such capacity since April 1993.

     RAYMOND P. SPRINGER became our Executive Vice President and Chief Financial Officer in August 2000 and has served as Executive Vice President and Chief Financial Officer of RightStart.com since December 1999. From August 1999 to December 1999, Mr. Springer served as Senior Vice President and Chief Financial Officer of Payless Cashways Inc., a retailer of building materials and home improvement products. From April 1996 to June 1999, Mr. Springer was employed as Executive Vice President and Chief Financial Officer of Jumbo Sports, Inc., a sporting goods retailer. Jumbo Sports filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in December 1998. From 1987 to 1996, Mr. Springer was the Executive Vice President and Chief Financial Officer of Kash n' Karry Food Stores, Inc., a grocery store chain.

     MARILYN PLATFOOT became our Executive Vice President-Retail in August 1999. Prior to that, Ms. Platfoot served as our Senior Vice President-Retail Operations and Human Resources from May 1999 to August 1999 and Vice
President-Retail Operations from April 1996 to April 1999. Ms. Platfoot previously served as Western Regional Manager for Brookstone Stores from 1992 to 1996.

     RONALD J. BLUMENTHAL became our Senior Vice President-Real Estate in September 1996 and served as Vice President-Retail Operations from December 1993 to September 1996. Prior to joining us, Mr. Blumenthal served as Vice President of Store Operations for Cost Plus Imports from 1990 until 1993.

     JON KUBO became our Senior Vice President and Chief Technology Officer in December 2000 and has served as Senior Vice President and Chief Technology Officer of RightStart.com since April of 2000. From July 1999 to April 2000, Mr. Kubo served as Chief Technology Officer of GoodHome.com, a home furnishings ecommerce retailer which Mr. Kubo co-founded. From July 1998 to June 1999, Mr. Kubo was Director of Home Design Content for Broderbund which was acquired by The Learning Company in August 1998. From February 1996 to July 1998, Mr. Kubo was General Manager of the Creative Images Technologies Division of Autodesk, Inc. which developed home remodeling/decorating CAD software products. From May 1993 to January 1996 Mr. Kubo was President of Creative Images Technologies, Inc., a company he co-founded to develop CAD software and provide content creation facilities for the residential and commercial interior design industry and which was sold to Autodesk, Inc.

     GERALD E. MITCHELL served as our Executive Vice President - Merchandising from December 2000 to March 2001 and as Executive Vice President - Merchandising of RightStart.com from August 1999 to March 2001. From April 1999 to August 1999, Mr. Mitchell served as our Senior Vice President, Merchandising and Marketing. From July 1996 to April 1999, Mr. Mitchell served as our Vice President, Merchandising for the Company. Mr. Mitchell terminated his employment with us on March 20, 2001.

     KENDRICK F. ROYER served as our Senior Vice President and General Counsel from December 2000 and served as Senior Vice President and General Counsel of RightStart.com since December 1999. From November 1995 to December 1999, Mr. Royer was an associate at the law firm of Milbank, Tweed, Hadley & McCloy LLP in Los Angeles California, practicing general corporate, securities and mergers and acquisitions law. From November 1991 to September 1995, Mr. Royer was an associate at the law firm of O'Melveny & Myers LLP in Los Angeles, California. Mr. Royer terminated his employment with us on April 13, 2001.

                              ELECTION OF DIRECTORS

     The Board of Directors proposes the election of seven (7) directors, who will hold office until the next annual meeting and until their respective successors are elected and qualified. Unless authority to vote for directors has been withheld in the Proxy, the persons named in the Proxy intend to vote at the meeting for the election of the nominees presented below. Each nominee has consented to serve as a director for the ensuing year. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed Proxy will vote for any substitute nominee designated by the Board of Directors.

     The candidates in the election of directors receiving the highest number of affirmative votes of the shares entitled to vote, up to the number of directors to be elected by such shares, will be elected. Votes against a candidate and votes withheld, including broker non-votes, have no legal effect on the election; however all such votes count as a part of the quorum. The names and certain information concerning the persons to be nominated as directors at the Annual Meeting are set forth below.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Directors and Nominees

Name                  Age    Director       Business Experience
                             Since

Andrew Feshbach       40     1995           Mr. Feshbach  is a Vice President of
                                            Fortune  Financial,  Chief Executive
                                            Officer of  Big  Dog Holdings,  Inc.
                                            and an  Executive Vice  President of
                                            Fortune  Fashions.  Previously,  Mr.
                                            Feshbach  was  a  partner  in Maiden
                                            Lane,  a merchant  bank,  and a Vice
                                            President  in   the   Mergers    and
                                            Acquisitions Group of Bear Stearns &
                                            Co. Inc.

Jill Higgins          45     2001           Ms.  Higgins was appointed to fill a
                                            vacancy on the Board of Directors in
                                            April 2001. Ms. Higgins is President
                                            and Chief  Executive Officer of O.S.
                                            II, Inc.,  as  well   as  a  general
                                            partner of Lakeside  Enterprises and
                                            a private investor.

Robert R. Hollman     57     1995           Mr.  Hollman is President of Hollman
                                            Property  Company  and was President
                                            and  Chief Executive Officer of Topa
                                            Management   Company  from  1971  to
                                            1999.

Fred Kayne            63     1995           Mr. Kayne is President and  Chairman
                                            of Fortune  Financial,  where  he is
                                            responsible for directing all of its
                                            investment activities.  Mr. Kayne is
                                            also  President  and   Chairman   of
                                            Fortune Fashions and Chairman of Big
                                            Dog  Holdings,  Inc. Mr. Kayne was a
                                            partner of Bear, Stearns  & Co. Inc.
                                            until its initial  public  offering
                                            in 1985,  after which time he was  a
                                            Managing  Director  and a member  of
                                            the  Board of  Directors  of   Bear,
                                            Stearns & Co. Inc. until he resigned
                                            in 1986. Fred  Kayne and  Richard A.
                                            Kayne are brothers.

Richard A. Kayne      56     1995           Mr.  Kayne   currently   serves   as
                                            President   and    Chief   Executive
                                            Officer   and  a  Director  of Kayne
                                            Anderson   Investment    Management,
                                            Inc.,   and   its    broker   dealer
                                            affiliate, K.A. Associates, Inc. Mr.
                                            Kayne has been with  Kayne  Anderson
                                            Investment  Management,  Inc.  since
                                            1984  when it  was  founded  by  Mr.
                                            Kayne  and John E.  Anderson.  He is
                                            also  Director   of   Glacier  Water
                                            Services, Inc. Richard A. Kayne and
                                            Fred Kayne are brothers.

Jerry R. Welch        50     1995           See    "Business    Experience    of
                                            Executive Officers" above.

Howard M. Zelikow     67     1995           Mr. Zelikow  has  been  a   Managing
                                            Director     of    Kayne    Anderson
                                            Investment  Management,  Inc.  since
                                            1988.  Mr. Zelikow was a director of
                                            Financial     Security     Assurance
                                            Holdings  Ltd. from 1996 until  2000
                                            and   served   as   a   director  of
                                            Queensway Financial Holdings Limited
                                            from 1993 until  2000.  Mr.  Zelikow
                                            was a director of Victoria Financial
                                            Corporation  from 1991  to  1995,  a
                                            director   of    Capital    Guaranty
                                            Corporation  from 1994 to 1995,  and
                                            a  director  of   Nobel    Insurance
                                            Limited  from  1989   to  1993.  Mr.
                                            Zelikow has been a director  of  The
                                            Navigators Group, Inc. since 1999.

     Our directors serve until their successors are elected and duly qualified at next year's Annual Meeting of Shareholders, which is expected to be held in June 2002. Your Proxy cannot be voted for a number of persons greater than the number of nominees named.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Compensation Committee

     During the fiscal year ended February 3, 2001 ("Fiscal 2000"), our Compensation Committee (the "Compensation Committee") consisted of Messrs. Richard Kayne and Fred Kayne. The Compensation Committee reviews our general compensation strategy and reviews and reports to the Board of Directors with respect to compensation of officers and employee benefit programs.
Nominating Committee

     The Board of Directors does not have a standing Nominating Committee.

Audit Committee

     During Fiscal 2000, our Audit Committee (the "Audit Committee") consisted of Messrs. Feshbach, Hollman and Zelikow. Ms. Higgins joined the Audit Committee in April 2001 to replace Mr. Feshbach. The Board of Directors adopted a new charter for the Audit Committee as of June 14, 2000 (attached hereto as Appendix
A). The Audit Committee, which includes two independent directors, meets periodically with our independent public accountants, management and internal auditors to discuss accounting principles, financial and accounting controls, the scope of the annual audit, the independence of our independent public accountants, regulatory compliance and other matters, including those required to be discussed by the Audit Committee with our independent public accountants under Statement of Auditing Standards 61. The Audit Committee also advises the Board of Directors on matters related to accounting and auditing and reviews management's selection of independent public accountants. The independent public accountants and the internal auditors have complete access to the Audit Committee without management present to discuss results of their audit and their opinions on the adequacy of internal controls, the quality of financial reporting and other accounting and auditing matters. Howard Zelikow, chairman of the Audit Committee (i) is not considered independent under the continued listing rules of the Nasdaq National Market because he is employed by Kayne Anderson Investment Management, Inc. which is our affiliate, (ii) is not our current employee or an immediate family member of any of our employees, and
(iii) has experience with our business and financial affairs in particular and with accounting and financial matters in general. The Board of Directors determined that there is no alternative director available at this time to sit on our Audit Committee, and that membership on the committee by Mr. Zelikow is required by our best interests and the best interests of our shareholders.

Audit Committee Report

     The Audit Committee has reviewed and discussed our audited financial statements for Fiscal 2000 with management. In addition, the Audit Committee has discussed with Arthur Andersen LLP, our independent accountants, the auditor's responsibilities, any significant issues arising during the audit, and other matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has received the written disclosures and letter from the independent public accountants for The Right Start, Inc. required under Independence Standards Board Standard No. 1. Based on the Audit Committee's review and discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements included in The Right Start, Inc.'s Annual Report on Form 10-K be so included.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE:

Howard M. Zelikow
Jill Higgins
Robert R. Hollman

     Pursuant to Item 7 of Schedule 14A of the Securities & Exchange Commission, notwithstanding anything to the contrary set forth in our previous or future filings, under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings under such acts, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C promulgated under the Securities Exchange Act of 1934, as amended, except as required by Rule 14a-101 promulgated under the Securities Exchange Act of 1934, as amended, or incorporated by reference into any such filings.

Attendance at Meetings

     During Fiscal 2000, the Board of Directors held a total of four meetings, the Compensation Committee held one meeting and the Audit Committee held three meetings. No member of the Board of Directors, Compensation Committee or Audit Committee attended fewer than 75% of the meetings of the Board of Directors, Compensation Committee or Audit Committee.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

     The following table sets forth summary information concerning compensation paid or accrued by us for services rendered during Fiscal 2000, the fiscal year ended January 29, 2000 ("Fiscal 1999") and the fiscal year ended January 30, 1999 ("Fiscal 1998") to our Chief Executive Officer and the four other executive officers who received compensation of at least $100,000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                            Annual Compensation                            Long Term Compensation

                                                                           Securities
                               Fiscal                     Other Annual     Underlying   All Other
Name and Principal Position    Year    Salary    Bonus    Compensation(1)  Options(#)   Compensation(2)

Jerry R. Welch (3)             2000   $75,000     $-0-      $ -0-            -0-        $ -0-
Chairman of the Board,         1999    31,000      -0-        -0-            -0-          -0-
President and Chief            1998       -0-      -0-        -0-          211,669        -0-
Executive Officer

Raymond P. Springer (4)        2000    250,000     -0-        7,800         50,000        -0-
Executive Vice President       1999     38,000     -0-        1,300          -0-          -0-
and Chief Financial Officer    1998       -0-      -0-        -0-            -0-          -0-

Marilyn Platfoot               2000    176,000     -0-        7,800          -0-          325
Executive Vice President       1999    160,000     -0-        7,800          -0-          313
Retail                         1998    138,000     -0-        7,800         77,500         62

Ronald J. Blumenthal           2000    158,000     -0-        7,800          -0-          -0-
Senior Vice President          1999    148,000     -0-        7,800          -0-          -0-
Real Estate                    1998    135,000     -0-        7,800         62,500        -0-

Kendrick F. Royer (5)          2000    165,000     -0-        7,800         25,000        -0-
Senior Vice President and      1999     21,000     -0-        1,300          -0-          -0-
General Counsel                1998        -0-     -0-        -0-            -0-          -0-


(1)  Amounts shown represent car allowances for the named executive officers.

(2) Amounts shown include our contributions under our Employee Stock Ownership Plan and our Employee Stock Purchase Plan, as applicable, for the listed executive officers.

(3) The amount shown represents amounts paid to Mr. Welch by RightStart.com during the period it was our subsidiary. RightStart.com paid Mr. Welch an additional $25,000 during Fiscal 2000 when it was no longer our subsidiary. Mr. Welch received no compensation for serving as our Chief Executive Officer or President during Fiscal 2000.

(4) Mr. Springer became our Executive Vice President and Chief Financial Officer in August 2000. Beginning in July 2000, when our prior CFO terminated her employment with us, Mr. Springer provided executive services to us and we reimbursed RightStart.com for the value of such services. The salary shown includes amounts paid to Mr. Springer by RightStart.com while RightStart.com was our subsidiary and are not broken out to reflect the charges between us and RightStart.com for the value of Mr. Springer's services.

(5) Mr. Royer's salary prior to August 2000 was paid by RightStart.com and we reimbursed RightStart.com for the value of the executive services he provided to us. The salary shown includes amounts paid to Mr. Royer by RightStart.com while RightStart.com was our subsidiary and are not broken out to reflect the charges between us and RightStart.com for the value of Mr. Royer's services. Mr. Royer terminated his employment with us on April 13, 2001.

Directors' Fees

     All of our non-employee directors receive directors' fees of $3,000 per quarter. All of the members of the Board of Directors have elected, in lieu of such compensation, to receive options to purchase our common stock at the fair market value on the date the options are granted.
Option Grants in Fiscal 2000

     The following table provides certain information regarding stock options granted to the Named Executive Officers during Fiscal 2000.

                         Options Granted in Fiscal 2000

                          Number of    % of Total
                           Common       Options                               Potential Realizable Value at
                           Shares       Granted to                            Assumed Annual Rates of Stock
                          Underlying    Employees   Exercise                  Price Appreciation for Option
                           Options         in       Price (per   Expiration             Term (3)
         Name             Granted (1)  Fiscal 2000  share)(2)    Date             5%              10%

Raymond P. Springer         50,000         64%        $2.00      10/6/10       $162,889        $259,374
Kendrick F. Royer (4)       25,000         32%        $2.00      10/6/10       $ 81,445        $129,687


(1) We granted an aggregate of 78,000 shares during Fiscal 2000 under our 1991 Employee Stock Option Plan. The options granted become exercisable and fully vested at the rate of 34% on the first anniversary of the grant date and 33% on each successive anniversary.

(2) All options were granted at an exercise price equal to the fair market value of our common stock as of the grant date for such options.

(3) The potential realizable value is calculated assuming the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. All options listed have a term of 10 years. Stock price appreciation of 5% and 10% is assumed pursuant to the rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price will appreciate over the 10-year option term at the assumed rates or at all. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(4)  Mr. Royer terminated his employment with us on April 13, 2001.

Aggregate Option Exercises in Fiscal 2000 and Option Values at Fiscal Year End

     The following table provides certain information regarding the exercise of stock options to purchase our stock held by the Named Executive Officers during Fiscal 2000 and the number of options and the value of our options held as of the end of such fiscal year.


                                                    Number of Securities          Value of Unexercised
                         Shares                    Underlying Unexercised        In-The-Money Options At
                         Acquired                Options At Fiscal Year End (#)   Fiscal Year End($)(1)
                         on          Value
                         Exercise    Realized
Name                        (#)       ($)(1)    Exercisable   Unexercisable     Exercisable   Unexercisable

Jerry R. Welch              -0-       -0-         223,661          -0-          $52,917       $ -0-
Raymond P. Springer         -0-       -0-           -0-           50,000          -0-           37,500
Marilyn Platfoot            -0-       -0-          52,500         25,000         3,750          -0-
Ronald J. Blumenthal        -0-       -0-          47,500         15,000         6,250          -0-
Kendrick F. Royer (2)       -0-       -0-           -0-           25,000          -0-           18,750

(1)  On February 2, 2001 (the last day our common stock was traded in Fiscal
     2000), the closing sale price of our common stock on the Nasdaq National Market System was $2.75 per share.

(2)  Mr. Royer terminated his employment with us on April 13, 2001.

Employment Agreements

     No employment agreements are currently in effect between us and any of our officers or other employees.

Stock Compensation Programs

     We have two stock option plans, an employee stock ownership plan and an employee stock purchase plan.

1991 Employee Stock Option Plan

     We adopted the 1991 Employee Stock Option Plan (the "1991 Stock Option Plan") in October 1991 in order to provide a means of encouraging certain of our officers and employees to obtain a proprietary interest in the enterprise and thereby create an additional incentive for such persons to further our growth and development. The 1991 Stock Option Plan, as amended through the date of the Annual Meeting, covers an aggregate of 1,050,000 shares of our common stock. Options outstanding under this plan have terms ranging from three to ten years (depending on the terms of the individual grant). The information regarding the 1991 Stock Option Plan provided herein is qualified in its entirety by the full text of such plan, copies of which have been filed with the Securities and Exchange Commission. Options for 833,160 shares were outstanding as of February 3, 2001 under the 1991 Stock Option Plan, 529,894 of which were exercisable. As of February 3, 2001, 216,840 shares were available for future issuance.

     The 1991 Stock Option Plan provides for the granting to our officers and other key employees, including directors employed by us, and the officers and key employees of any parent or subsidiary of ours, including directors, employed by any parent or subsidiary of ours, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), and for the granting to officers, key employees, consultants (even if not employed by us), and directors employed by us or any parent or subsidiary of ours, of nonstatutory stock options. If an optionee would have the right in any calendar year to exercise for the first time incentive stock options for shares having an aggregate fair market value (under all of our plans and determined for each share as of the date the option to purchase the shares was granted) in excess of $100,000, any such excess options will be treated as nonstatutory stock options.

     The 1991 Stock Option Plan may be administered by the Board of Directors or a committee of the Board of Directors (the "Administrator"). The Administrator determines the terms of options granted under the 1991 Stock Option Plan, including the number of shares subject to an option, the exercise price, and the term and exercisability of options. The Administrator may also amend the terms of options granted under the 1991 Stock Option Plan (with the consent of the holder), including accelerating the date on which the options become exercisable. The exercise price of all stock options granted under the 1991 Stock Option Plan generally must be at least equal to the fair market value of our common stock on the date of grant. Payment of the purchase price of options may be made in cash, by check, by the optionee's promissory note with terms approved by the Administrator, other shares of our common stock, cancellation of indebtedness, through broker assisted cashless exercises, through margin loans or as determined by the Administrator.

     Generally, options granted under the 1991 Stock Option Plan may not have a term in excess of ten years and are nontransferable. The Administrator determines the vesting terms of options at the time of grant.

     Upon a merger, consolidation or other reorganization (including the sale of substantially all of our assets) in which we are not the surviving corporation, the 1991 Stock Option Plan and all unexercised options terminate unless a successor provides substantially similar consideration to the option holders as provided to our shareholders or substitutes substantially equivalent options covering shares of the successor corporation. If no such provision is made, then the Administrator must provide not less than 30 days written notice of the anticipated effective date of the transaction and all options will be accelerated and exercisable on the effective date. Some options granted under the 1991 Stock Option Plan include a provision that independently causes such acceleration of vesting and requires such notification allowing the grantee to exercise the options prior to consummation of the transaction.

     Unless terminated earlier, the 1991 Stock Option Plan will terminate in October 2001. Options granted before expiration of the plan will be unaffected by its expiration. The Board of Directors has the authority to amend, modify, suspend or terminate the 1991 Stock Option Plan as long as such action does not affect or impair any rights or obligations of the holders of any outstanding options and provided that shareholder approval for any amendment or modification to the 1991 Stock Option Plan shall be obtained to the extent and degree required.

     The Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to the Company's 1991 Stock Option Plan which would increase the aggregate number of shares of Common Stock that may be issued under the plan from 1,050,0000 shares to 2,300,000 shares. The Board of Directors believes that approval of this amendment will serve the best interests of the Company and its stockholders. The approval of Proposal No. 2, and the consequent increase in the number of shares available for issuance under the 1991 Stock Option Plan, will enable the Company to attract and retain appropriate personnel.

     On March 5, 2001, The Board of Directors approved the following grants of options under the 1991 Stock Option Plan to occur if this Proposal gains shareholder approval:

           Name and Position                         Number of Shares (1)

           Marilyn Platfoot, Executive VP                      80,000
           Ronald J. Blumenthal, Sr. VP                        50,000
           Executive Group                                    285,000
           Non-Executive Officer Employee Group               140,000
           Total                                              555,000

(1) Option rights vest 25% after 1 year and 12.5% each six months thereafter. The option exercise price is $2.125, the closing price on March 5, 2001.

1995 Non-Employee Directors Option Plan

     In October 1995, we adopted the 1995 Non-Employee Directors Option Plan (the "1995 Stock Option Plan"). The 1995 Stock Option Plan, as amended through the date of the Annual Meeting, covers an aggregate of 275,000 shares of common stock. The information regarding the 1995 Stock Option Plan provided herein is qualified in its entirety by the full text of such plan, copies of which have been filed with the Securities and Exchange Commission. The 1995 Stock Option Plan provides for the annual issuance on the date of the annual meeting, to each non-employee director, of options to purchase 1,500 shares of common stock. In addition, each director is entitled to make an election to receive, in lieu of directors' fees, additional options to purchase common stock. Options outstanding under this plan have terms ranging from five to ten years (depending on the terms of the individual grant). The amount of additional options is determined based on an independent valuation such that the value of the options issued is equivalent to the fees that the director would be otherwise entitled to receive. Options issued under this plan vest on the anniversary date of their grant and upon termination of Board membership. 200,861 options were outstanding under the 1995 Stock Option Plan as of February 3, 2001, 155,121 of which were exercisable. As of February 3, 2001, 74,139 shares were available for future issuance.

     The 1995 Stock Option Plan provides for the granting to our directors who have not been our employees or directors of any of our subsidiaries, who have not been employees of those subsidiaries for at least one year before becoming a director, options that are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code. The Compensation Committee administers the 1995 Stock Option Plan.

     The exercise price for each option granted under the 1995 Stock Option Plan is the fair market value of the common stock underlying that option on the first trading day preceding its grant. Payment of the purchase price of options may be made in cash, by certified cashier's check, bank draft or money order, by delivery of our common stock owned by the optionee for at least six months (if the Compensation Committee and applicable law permit) or as determined by the Compensation Committee. Options granted under the 1995 Stock Option Plan are generally nontransferable.

     Upon a merger, reorganization or other business combination in which we are the surviving corporation, optionees will be entitled to receive substitute stock options on terms and conditions that substantially preserve the value, rights and benefits of the affected option unless we elect to pay all optionees the difference between the fair market value of the options and their exercise price. If we are not the surviving corporation and do not elect to pay all optionees the difference between the fair market value of the options and their exercise price, each optionee will receive substitute options in the surviving or resulting corporation on such terms and conditions as preserve the value, rights and benefits of the affected options. Upon a Change of Control (as defined in the 1995 Stock Option Plan), including certain acquisitions of more than 50% of our common stock, approval by our shareholders of certain reorganizations, mergers, consolidations or approval by our shareholders of our liquidation or substantial dissolution, or the sale of all or substantially all of our assets (other than to a wholly-owned subsidiary), all options held by directors at such time become fully vested and exercisable. Within 10 days after a Change of Control involving the acquisition of our stock, optionees may require us to purchase their options for the difference between fair market value and the exercise price.

     Unless terminated earlier, the 1995 Stock Option Plan will terminate in October 2005. Options granted before expiration of the plan will be unaffected by its expiration. The Compensation Committee has the authority to amend or revise the 1995 Stock Option Plan so long as such action does not alter or impair rights or obligations of any outstanding option. Terms related to amount, price and timing of annual grants and deferral rights under the 1995 Stock Option Plan may not, however, be amended more than once in any six-month period except to comply with the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder. In addition, shareholder approval is required to increase the maximum number of shares that may be granted under the plan, change the minimum exercise price, increase the maximum term under the plan for any option, materially modify the plan's eligibility requirements, change the term of the plan or materially increase the benefits accruing to plan participants.

     The weighted average exercise price of our outstanding options under the 1991 Stock Option Plan and the 1995 Stock Option Plan at February 3, 2001 was $4.13 per share of our common stock.

     The Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to the Company's 1995 Stock Option Plan which would increase the aggregate number of shares of Common Stock that may be issued under the plan from 275,000 shares to 375,000 shares. The Board of Directors believes that approval of this amendment will serve the best interests of the Company and its stockholders. The approval of Proposal No. 3, and the consequent increase in the number of shares available for issuance under the Plan, will enable the Company to attract and retain appropriate non-employee directors.

Federal Income Tax Consequences of Stock Option Plans

     The following is a general description of the federal income tax consequences to the Company resulting from the grant to and/or exercise by a participant of options under the 1991 Stock Option Plan or the 1995 Stock Option Plan (collectively, the "Stock Option Plans"). This should not be relied upon by participants in either plan: each participant should consult his or her own tax advisor with respect to such matters. Rather, this summary is intended only for the information of stockholders considering how to vote at the Annual Meeting.

     Compensation Deduction by Company; Withholding. In the several situations described below with respect to exercises of options or to sales or dispositions of exercise shares, the participant will recognize compensation income. The Company generally will be entitled to a deduction for compensation expense equal to the amount recognized as compensation income by a participant for the taxable year of the Company in which such amount is recognized by the participant. However, various provisions of the Code (including, for example, section 162(m) of the Code), may act to limit such deduction by the Company. The Company generally must withhold federal and state income and employment tax on compensation income reportable by an employee participant on exercise of a nonstatutory stock option.

     Not Qualified Plans. Neither of the Stock Option Plans is a qualified plan under section 401(a) of the Code.

     Nonstatutory Stock Options. As noted above, options granted under the 1991 Stock Option Plan to employees may be designated either as incentive stock options within the meaning of section 422 of the Code, or as nonstatutory stock options; options granted under the 1991 Stock Option Plan to non-employees, and options granted under the 1995 Stock Option Plan, are nonstatutory stock options. The following discussion is specifically with respect to nonstatutory stock options awarded and/or exercised under either of the Stock Option Plans.

     An optionee will not recognize taxable income upon the grant to him or her of a nonstatutory stock option. The federal income tax consequences to an optionee of exercising a nonstatutory stock option will vary depending on whether the shares received upon the exercise of such option (the "exercise shares") are either "substantially vested" or "substantially nonvested" within the meaning of section 83 of the Code. For purposes of this discussion, it is assumed that shares acquired through the exercise of a nonstatutory stock option granted under either Stock Option Plan will be substantially vested in that such shares are not both non-transferable and also subject to a substantial risk of forfeiture.

     A participant who exercises a nonstatutory stock option will recognize compensation income in the year of exercise and in an amount equal to the excess of the fair market value on the date of exercise of the exercise shares over the exercise price.

     The participant's basis in shares acquired upon the exercise of a nonstatutory stock option generally will be the sum of the exercise price and the amount of compensation income (if any) recognized by the participant with respect to such shares. Upon the sale or other taxable disposition of shares acquired upon the exercise of a nonstatutory stock option, the participant for federal income tax purposes will recognize gain or loss equal to the excess (or deficiency) of the amount realized on such sale or disposition over (or from) the participant's basis in the shares. That gain (or loss) will not be compensation income.

     Incentive Stock Options. A participant does not recognize any compensation income upon the grant of an incentive stock option. A participant also will not recognize any compensation income upon the exercise of an incentive stock option provided that the participant was an employee of the Company (or a subsidiary or parent of the Company) at all times beginning on the date the incentive stock option was granted and ending on the date three months before the incentive stock option was exercised (one year in the case of a disabled employee). Nevertheless, the excess of the fair market value of the shares on the date of the exercise of an incentive stock option over the exercise price is an adjustment to the alternative minimum taxable income of the participant for purposes of computing any alternative minimum tax liability. The Company does not recognize any compensation deduction solely by reason of the imposition of the alternative minimum tax upon a participant's exercise of an incentive stock option.

     A participant's tax basis in exercise shares acquired upon the exercise of an incentive stock option generally will be equal to the exercise price. Upon the sale or other taxable disposition of shares acquired upon the exercise of an incentive stock option, the participant for federal income tax purposes will recognize gain or loss equal to the excess (or deficiency) of the amount realized on such sale or disposition over (or from) the participant's basis in the shares. If the participant has held such exercise shares until at least the later of two years after the date on which the incentive stock option was granted and one year after the date on which the option was exercised (the "Statutory Holding Period"), then the gain (or loss) recognized by the participant upon the subsequent sale or disposition of the exercise shares will not be compensation income.

     However, if the exercise shares acquired upon the exercise of an incentive stock option are sold or disposed of before the expiration of the Statutory Holding Period (hereinafter referred to as a "Disqualifying Disposition"), the participant generally will recognize compensation income in the year of the Disqualifying Disposition and in an amount equal to the lesser of (i) the excess of the fair market value of such shares on the date of exercise over the exercise price paid for such shares, or (ii) the amount realized on the sale of such shares over the exercise price, except that the amount recognized will be determined exclusively under (i) above if the Disqualifying Disposition is made to a related party or is otherwise a disposition pursuant to which no loss would be recognized by the Participant. If in such a Disqualifying Disposition the amount realized by an participant on the sale of exercise shares exceeds the fair market value of such shares on the date of exercise, the amount of such excess will be treated as gain and not as compensation income; further, if the Disqualifying Disposition occurs in a taxable year subsequent to the taxable year in which the incentive stock option was exercised, the excess of the fair market value on the exercise date of the exercise shares over the exercise price also will be treated as an adjustment to the participant's alternative minimum taxable income in the year of exercise.

Company Employee Stock Purchase Plan

     We match employees' contributions to our Employee Stock Purchase Plan at a rate of 50%. Our contributions amounted to $13,000, $12,000, and $14,000, in Fiscal 2000, Fiscal 1999 and Fiscal 1998, respectively.

Company Employee Stock Ownership Plan

     Our Employee Stock Ownership Plan is funded exclusively by discretionary contributions determined by the Board of Directors. No contributions were authorized for Fiscal 2000, Fiscal 1999 or Fiscal 1998. We are in the process of terminating the Employee Stock Ownership Plan.

Compensation Committees Interlocks and Insider Participation

     Richard Kayne and Fred Kayne, each directors of the Company, are each members of our Compensation Committee. Messrs. Kayne have participated in transactions requiring disclosure under the section "Certain Relationships and Related Transactions."

Compensation Committee Report on Executive Compensation

     The Compensation Committee is responsible for approving compensation programs for management of The Right Start, Inc. During Fiscal 2000, the Compensation Committee consisted of Messrs. Richard Kayne and Fred Kayne.

     The Compensation Committee believes that the compensation provided to employees of The Right Start, Inc. must be competitive for the company to attract or retain highly qualified and experienced key employees. The Right Start, Inc. provides salary and stock-based incentives to its officers. The Compensation Committee uses stock-based incentives to attempt to give The Right Start, Inc.'s executives a long-term stake in the company and to reward strong performance. Based upon a preliminary review, the Compensation Committee believes that, overall, the compensation programs of The Right Start, Inc. are competitive with those of comparable companies.

     Mr. Welch received no compensation for serving as Chief Executive Officer or President of The Right Start, Inc. in Fiscal 2000. The Right Start, Inc. paid a management, consulting and advising fee equal to $187,500 for Fiscal 2000, $112,500 for Fiscal 1999 and $112,500 for Fiscal 1998 to Kayne Anderson Capital Advisors, L.P. and Kayne Anderson in turn pays Mr. Welch for services provided including the services Mr. Welch provides to The Right Start, Inc.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE:

Richard A. Kayne
Fred Kayne

Performance Graph

     This graph compares the cumulative total return to our shareholders, the Nasdaq National Market (the "NASDAQ Market Index") and a peer group of companies (the "MG Group Index")(1).


                        [PERFORMANCE GRAPH APPEARS HERE]


                           1996       1997        1998        1999        2000        2001

  THE RIGHT START, INC.  $100.00     $79.81      $26.92      $46.15     $124.04      $21.15
  MG GROUP INDEX          100.00      81.96       83.37       96.22       66.59       57.43
  NASDAQ MARKET INDEX     100.00     111.11      130.87      204.25      305.53      218.76


(1) The MG Group Index is an index of specialty retailers compiled by Media General Group that includes forty-three publicly traded companies offering a wide array of specialty retail goods.

     Pursuant to Item 402 of Regulation S-K of the Securities & Exchange Commission, notwithstanding anything to the contrary set forth in our previous or future filings, under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings under such acts, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report and Performance Graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C promulgated under the Securities Exchange Act of 1934, as amended, except as required by Rule 14a-101 promulgated under the Securities Exchange Act of 1934, as amended, or incorporated by reference into any such filings.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our officers and directors and persons who beneficially own more than 10% of our common stock to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and 10% stockholders are required by the Securities and Exchange Commission to furnish us with copies of all Forms 3, 4 and 5 as filed.

     Based solely on our review of the copies of such forms we have received, we believe that all of our officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during Fiscal 2000 except as follows: Mr. Fred Kayne made a late filing on Form 5 with respect to ten transactions including one that would have been filed on Form 3, Mr. Welch made a late filing on Form 5 with respect to four transactions, Mr. Hollman made a late filing on Form 5 with respect to nine transactions, Mr. Zelikow made a late filing on Form 5 with respect to eleven transactions, Mr. Feshbach made a late filing on Form 5 with respect to eleven transactions, Mr. Springer made a late filing on Form 3 and our former chief financial officer, Ms. Engelhard, made a late filing on Form 5 with respect to four transactions including one that should have been made on Form 4. These late filings relate primarily to director options granted in prior years for which neither we nor the reporting person was able to locate a filing of public record.


                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

Consulting Services

     During  Fiscal  2000,  Kayne  Anderson  Capital  Advisors,   L.P.  provided
management, consulting and advisory services to us for which it received a fee of $187,500.

Management Services Agreement

     We and RightStart.com entered into a management services agreement, dated as of July 9, 1999. Transactions between us and RightStart.com are required to be disclosed due to options in common stock of RightStart.com granted to our executive officers and loans made by Messrs. Kayne to RightStart.com, which are more fully described below. Pursuant to the management services agreement, we provide basic services, inventory supply services and promotional services to RightStart.com as detailed below.

     Basic Services. We have agreed to provide RightStart.com with various services from time to time, including, among others, services for personnel/human resources, benefits administration, payroll processing, insurance, tax, cash management, merchandising, advertising, inventory management, employee relations, employee benefits, customer relations, financial, legal, order fulfillment and collection, accounting, telecommunications, catalog production assistance and credit card processing. RightStart.com is free at any time, however, to perform any of these services for itself or contract with other third parties to supply these services. In accordance with the terms of the management services agreement, as consideration for such services, RightStart.com pays us an amount equal to Direct Cost (as defined below) plus five percent. "Direct Cost" is defined with respect to each service as the direct out-of-pocket expenses paid to third parties or incurred by us in connection with providing such service and overhead expenses directly attributable to providing such service, including, without limitation, shipping, handling, travel expenses, personnel costs, professional fees, printing and postage.

     Inventory Supply Services. We have agreed to supply RightStart.com with Common Inventory (as defined below) when and as requested and Internet-Only Inventory (as defined below) on an as needed basis to permit RighStart.com immediately to fulfill individual customer orders. RightStart.com is no longer ordering Internet-Only Inventory. "Common Inventory" is defined as all inventory purchased for RightStart.com by us that is carried for sale in our retail stores and either on RightStart.com's online store or through its catalog operations. Common Inventory consists primarily of merchandise for infants and children from birth to age three years old and their caregivers. "Internet-Only Inventory" is defined as the inventory of products sold or carried for sale only by RightStart.com on its online stores or through its catalog operations and not sold or carried for sale in our retail stores. We supply RightStart.com at a price equal to 105% of the aggregate of Direct Cost of the goods, the inbound freight charges and all other costs charged to us by our suppliers. We have also agreed to accept returns from RightStart.com's customers of products purchased from RightStart.com's online store. The amount refunded to a customer is charged to RightStart.com. In the case of saleable Common Inventory the inventory cost or vendor credit is credited to RightStart.com.

     Promotional Services. We have agreed to promote RightStart.com as our exclusive online and catalog distribution channel for products for parents, childcare providers, infants and children under age seventeen. We also have agreed to provide RightStart.com with the following promotional services: (i) prominent references to RightStart.com on customer bags, customer receipts, labels, invoices, counter cards, in-store audio programming, emails, letterhead, mailers, advertising and on other items to the extent such reference can be made at a low incremental cost and (ii) in-store signs promoting RightStart.com in all our retail stores. We give our employees incentives to implement RightStart.com marketing and merchandising programs.

     RightStart.com may terminate the management services agreement in full or on a service-by-service basis (a) upon 30 days prior written notice to us with respect to services provided therein, (b) upon the occurrence of a material breach by us which is not cured within 30 days of receipt of written notice from RightStart.com, (c) upon the occurrence of events relating to our bankruptcy,
(d) upon the liquidation, other termination, sale or transfer of our business or substantially all of our assets or (e) if we become insolvent or unable to pay our debts as they mature or makes an assignment for the benefit of its creditors. The management services agreement may be terminated by us in full or on a service-by-service basis (a) at any time after December 31, 2000, upon 120 days prior written notice to RightStart.com if (i) RightStart.com's annual sales run rate is projected to be in excess of $40 million or (ii) we are required to make expenditures for basic services or inventory supply services of $15,000 or more in any month on RightStart.com's behalf if such amount cannot reimbursed or otherwise paid by RightStart.com, (b) upon the occurrence of a material breach by RightStart.com which is not cured within 60 days of receiving written notice from us (except that if the material breach relates to RightStart.com's failure to pay for the services received in accordance with the management services agreement, it must be cured within 30 days), (c) upon the occurrence of certain undismissed petitions or proceedings relating to a RightStart.com bankruptcy or insolvency, (d) upon the liquidation, other termination, sale or transfer of RightStart.com's business or substantially all of RightStart.com's assets or (e) if RightStart.com makes an assignment for the benefit of its creditors. In addition, we may terminate the inventory supply portion of the management services agreement upon 90 days prior written notice. Invoices for inventory purchased by RightStart.com are prepared weekly and are due in 10 days. The income for services rendered under this agreement, which for Fiscal 2000 amounted to $371,000, is netted against our general and administrative expenses. At February 3, 2001, we were owed $400,000 by RightStart.com. Due to the uncertainty surrounding the ongoing viability of RightStart.com, the full amount of the receivable is reserved.

Intellectual Property Agreement

     We and RightStart.com have entered into an intellectual property agreement, dated as of July 9, 1999, pursuant to which we (i) assigned to RightStart.com the Website IP (as defined below) and User Information (as defined below), (ii) granted RightStart.com a worldwide, non-exclusive (except with respect to online usage), non-transferable, fully-paid up and royalty-free license to use the Right Start IP (as defined below) solely in connection with its online and catalog retail sales of products for parents, childcare providers, infants and children and (iii) granted RightStart.com a perpetual, worldwide, exclusive, fully-paid up and royalty-free, unrestricted sublicense and right to use the source code and object code and certain other intellectual property owned by Guidance Solutions, which we engaged to develop the website located at
www.rightstart.com. Pursuant to the intellectual property agreement, RightStart.com granted to us a worldwide, non-exclusive, fully-paid up and royalty-free license to use the Website IP and User Information solely in connection with our retail sales of parents', childcare, infants' and children's products (other than through online or catalog sales). "Website IP" is defined as all files, text, graphics, graphics files in any file format, images, artwork, audio files, audiovisual materials and e-commerce and database applications provided by third parties or us or created by or for RightStart.com in connection with the Website and certain copyright registrations, all domain names, all trademarks, all service marks, all trade dress, all logos, all brands and designs, all trade names, all Internet domain names, all metatags and hyperlinks used in connection with the Website and the online and catalog retailing of parents', childcare, infants' and children's products. "Right Start IP" is defined as all lists of customers and prospective customers used in connection with our retail sales of infants' and children's products other than through online or catalog sales. "User Information" is defined as all information with respect to the use and users of RightStart.com's website, including all catalog customer lists of the Company or RightStart.com that existed on July 9, 1999.

     The intellectual property agreement is perpetual unless terminated. The intellectual property agreement may be terminated by us (a) upon the occurrence of mergers, reorganizations, consolidations or other business combinations (other than with an affiliate or financial advisor) as a result of which RightStart.com's stockholders immediately prior to such transaction hold less than 50% of the voting power of RightStart.com and in which the acquirer is our direct competitor by giving RightStart.com written notice within 30 business days of receiving written notice from RightStart.com of such change of control and (b) upon the occurrence of a material breach by RightStart.com that is not cured within 30 business days of receipt of written notice from us. RightStart.com may terminate the intellectual property agreement upon the occurrence of a material breach by us which is not cured within 30 days of receipt of written notice from RightStart.com. After termination, RightStart.com is automatically granted a license with respect to (i) customer information,
(ii) the Right Start IP, in each case used by RightStart.com at the time of termination. We similarly are granted an automatic license with respect to User Information used by us at the time of termination. These post-termination licenses are terminable if, in the opinion of a independent recognized arbitrator, the licensee has engaged in activity that would substantially harm the image of the owner of the licensed intellectual property or substantially diminish the value of such party's intellectual property rights or the "Right Start" name.

Lease

     Since May 1, 1999, RightStart.com has subleased office space on a month-to-month basis from us. Rent expense under this sublease totaled $18,000 for 1999. The monthly rent cost is approximately $12,500 effective February 3, 2001. RightStart.com has no formal agreement with us to continue this sublease. In April 2001, we entered into a lease agreement effective July 1, 2001, for our new corporate headquarters in Calabasas, California. We expect to sublease space in our new corporate headquarters to RightStart.com at a rate based on the number of square feet of space occupied by RightStart.com; however, we have no obligation to do so.

Bridge Loans to RightStart.com

     Messrs. Kayne hold secured bridge notes of RightStart.com in the aggregate principal amount of $2.0 million which, since they have been defaulted upon, permit them to exercise contingent warrants to purchase approximately 29.8% (on a fully diluted basis) of the common stock of RightStart.com for an aggregate exercise price of $2.0 million which may be paid by surrender of the bridge notes. Affiliates of Kayne Anderson Investment Management, Inc. and Fred Kayne hold secured convertible bridge notes of RightStart.com in the aggregate principal amount of $800,000 and $200,000, respectively, convertible into approximately 14.9% (on a fully diluted basis) of the common stock of RightStart.com. These secured convertible bridge notes are also in default. Messrs. Kayne, together with the other holders of such notes are secured by liens on substantially all of the assets of RightStart.com.

Baby Registry Agreement

     As of April 12, 2001, we entered into Baby Registry Joint Development and Use Agreement with RightStart.com pursuant to which we and RightStart.com intend to jointly develop a baby registry that can be accessed by our customers and RightStart.com's customers. Upon termination of the agreement each party would be entitled to retain all code used in the jointly developed registry as well as any database information collected to the date of such termination and to operate a separate registry.

Indemnification Agreements

     We have entered into indemnification agreements with certain of our former directors and executive officers which may, among other things, require us to indemnify such persons against liabilities that may arise by reason of such persons' status as our directors or executive officers, other than liabilities that may not be indemnified against including short swing profits disgorgement liability, and to advance such persons' expenses incurred as a result of any proceeding against them as to which they could be indemnified. Such agreements continue even though such persons no longer serve us.

                         Independent Public Accountants

     Arthur Andersen LLP was the Company's independent public accounting firm for Fiscal 2000 and has been selected to continue in that capacity for the fiscal year ending February 2, 2002. Representatives of Arthur Andersen will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     Arthur Andersen provided various services to us during our fiscal year ending February 3, 2001. The aggregate fees for each of the following types of services are set forth below:

     Description                                                     Amount
     Audit.....................................................     $150,000
     Financial information systems design and implementation...        -0-
     All Other Fees............................................       42,500
     Total Fees................................................     $192,500

                                  PROPOSAL ONE

                                 RATIFICATION OF
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The firm of Arthur Andersen LLP was selected by the Board of Directors, upon recommendation of the Audit Committee of the Board of Directors, to act as our independent accountants for the fiscal year ending February 2, 2002. Neither the firm nor any of its members has any relationship with us or any of our affiliates except in the firm's capacity as our auditor. The Board of Directors is asking for ratification of such appointment by our shareholders.

         Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.


                                  PROPOSAL TWO

            APPROVAL OF AMENDMENT TO 1991 EMPLOYEE STOCK OPTION PLAN

     The Board of Directors has proposed to amend Article 3 of our 1991 Stock Option Plan to increase the maximum number of shares of our common stock subject to the 1991 Stock Option Plan from 1,050,000 to 2,300,000 shares, an increase of 1,250,000 shares. The proposed amendment to the 1991 Plan reads as follows:

          "3.  Shares Subject to the Plan.

               The stock issuable under this Plan shall be shares of the our authorized but unissued or reacquired Common Stock ("Common Stock"). The total number of shares of Common Stock that may be issued under this Plan shall not exceed 2,300,000 shares in the aggregate, subject to adjustment as provided in Section 8 below."

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1991 STOCK OPTION PLAN.


                                 PROPOSAL THREE

        APPROVAL OF AMENDMENT TO 1995 NON-EMPLOYEE DIRECTORS OPTION PLAN

         The Board of Directors has proposed to amend section 12 of our 1995 Stock Option Plan to increase the maximum number of shares of our common stock subject to the 1995 Stock Option Plan from 275,000 to 375,000 shares, an increase of 100,000 shares. The proposed amendment to the 1995 Stock Option Plan reads as follows:

          "12. Common Shares Subject to Options.

                     The maximum aggregate number of shares of common stock with respect to which Options may be granted from time to time under the Plan is 375,000 shares, subject to adjustment as provided in Section 6 of the Plan."

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1995 STOCK OPTION PLAN.

                                 ANNUAL REPORT

         A copy of the Annual Report of the Company for the fiscal year ended February 3, 2001 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                                  OTHER MATTERS

         The Board of Directors has no knowledge of any other matters that may come before the Annual Meeting. If any other matters shall properly come before the meeting, the persons named in the Proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

                            PROPOSALS OF SHAREHOLDERS

         Proposals of shareholders intended to be presented at our next Annual Meeting of Shareholders should be received by our Secretary prior to February 1, 2002 for inclusion in the Proxy Statement for the Annual Meeting of Shareholders scheduled to be held in June of 2002 and will be considered untimely if received after April 17, 2002.

         Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.



                                     /S/ Raymond P. Springer
                                     Raymond P. Springer
                                     Secretary


Dated:  June 4, 2001


         The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of this report, without charge, by writing to: THE CORPORATE SECRETARY, THE RIGHT START, INC., 5388 STERLING CENTER DRIVE, UNIT C, WESTLAKE VILLAGE, CALIFORNIA 91361 AND AFTER JULY 1, 2001, 26610 AGOURA ROAD, CALABASAS, CALIFORNIA 91302.



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Appendix A

                              THE RIGHT START, INC.

                             AUDIT COMMITTEE CHARTER

                           Adopted as of June 14, 2000

Organization

         There shall be a committee of the board of directors (the "Board") of The Right Start, Inc., a California corporation (the "Company"), to be known as the audit committee (the "Audit Committee").

Membership

         Appointment. The Board shall appoint the members of Audit Committee annually and shall designate one such member as the chairperson (the "Chair"). Members shall serve at the will of the Board.

         Number. On and after June 14, 2001, the Audit Committee shall be comprised of three or more directors as determined by the Board by resolution.

         Qualifications. On and after June 14, 2001, the Audit Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with such Audit Committee member's exercise of independent judgment as an Audit Committee member. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices when appointed by the Board or within a reasonable period of time thereafter, and at least one member of the Audit Committee shall have accounting or related financial management expertise that at least satisfied the requirements of any exchange on which the Company's stock is listed for trading or quoted. The following persons shall not be considered independent:

     (a) director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

     (b) a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

     (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

     (e) a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

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Meetings

         The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. Meetings may be called by any member of the Audit Committee by notice provided to the other members in accordance with the provisions of the Company's Bylaws governing the calling of meetings of the Board. A report on all Audit Committee meetings shall be provided to the Board and the Secretary of the Company for filing with the Company's minutes.

Responsibilities.

         The Audit Committee shall:

1. Assist the Board in fulfilling its statutory and fiduciary responsibilities for examinations of the Company's finances.

2. Monitor the participation by Company management and the Company's independent public accountants in the Company's accounting and reporting process and communicate with the participants about their participation.

3. Review the Company's administrative, operational and internal accounting controls and its fiscal procedures and codes of conduct with the Company's independent public accountants and Chief Financial Officer (or the officer performing in that role).

4. Recommend independent public accountants to the Board and approve the fees and other compensation expected to be paid to the independent public accountants. Require the independent public accountants to submit a formal written statement, annually, regarding relationships and services that may affect the independent public accountant's objectivity and independence. Evaluate and, if deemed necessary to ensure the Company has independent public accountants or otherwise, replace the Company's independent public accountants.

5. Review of the Company's annual reports and any opinion, report or review rendered by the Company's independent public accountants and recommend to the Board whether, based on discussions with management and the Company's independent public accountants, the financial statements to be included in such reports should be included.

6. Accept and review the written statements the Company's independent public accountants are required to provide under ISBS No. 1, SAS No. 61 and any other legal, regulatory or other requirement.

7. Prepare and timely provide to the Board the report of the committee required under the rules promulgated by the Securities and Exchange Commission for inclusion in the Company's annual meeting proxy statement. Cause the Audit Committee charter to published in the annual meeting proxy statement at least once every three years.

8. Prepare and timely provide all written affirmations required by any exchange on which the Company's securities are listed or quoted for trading.

9. Prior to filing of the Company's quarterly report on Form 10-Q and issuance of the Company's quarterly earnings, the Chairperson shall review with the independent accountants and Company management, the interim financial statements to be included in the 10-Q and discuss whether any matters are required to be communicated to the Committee under generally accepted auditing standards. If any such matters are required to be communicated, the Audit Committee shall discuss such matters with the independent accountants and Company management.

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10.           Perform an annual review and, to the extent deemed appropriate or necessary, amend this Audit Committee charter.

         The Audit Committee shall not be responsible for planning or conducting the audit, determining whether the Company's financial statements are complete and accurate and have been prepared in accordance with generally accepted accounting principles. The independent public accountant shall remain ultimately accountable to the Board and the Audit Committee.

Authority.

         The Audit Committee shall have authority to review any matter or activity involving financial accounting, reporting, conflicts of interest between and of Company management, the Board and the Company's independent public accountants, independent public accountants and Company financial controls. The Audit Committee shall have authority to access internal or external resources (including by hiring independent legal counsel) that it may desire to exercise its authority and fulfill its responsibilities under this Audit Committee charter. The Audit Committee may delegate its authority to the Chairperson or any other member of the Audit Committee; provided that such delegation of authority shall not include a delegation of responsibility and such delegate shall be responsible for informing the Audit Committee of any matter material to the Audit Committee's responsibilities.

Amendment

         This Audit Committee charter may be amended by written action of the Audit Committee at any time a majority of the Audit Committee determines such an amendment to be necessary or desirable; provided that any such amendment shall be not become effective until approved by the Board of Directors of the Company and that no such amendment shall be permitted that would violate applicable law or exchange rule.

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